Exhibit 16.1



                   Letter from Holtz Rubenstein Reminick LLP




October 9, 2008



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read a copy of, and are in agreement with, the statements being made by BKF Capital Group, Inc. in Item 4.01 of its Form 8-K dated October 9, 2008, captioned "Changes in Registrant's Certifying Accountant." We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Holtz Rubenstein Reminick LLP
    New York, New York